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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ACORDA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	13-3831168 (I.R.S. Employer Identification No.)
15 Skyline Drive, Hawthorne, New York (Address of Principal Executive Offices)	10532 (Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /x/

Securities Act registration statement file number to which this form relates: 333-109199

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $.001 par value	The Nasdaq National Market

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock" in the Prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-109199, as amended (the "Registration Statement"), initially filed with the Securities and Exchange Commission (the "Commission") on September 29, 2003 and is incorporated herein by reference. The Prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

        Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement and is incorporated herein by reference:

Exhibit No.	Description
3.1*	Form of Amended and Restated Certificate of Incorporation
3.2*	Form of Amended and Restated Bylaws
3.3*	Form of Post-IPO Amended and Restated Certificate of Incorporation
4.1*	Specimen Stock Certificate
10.4*	Fifth Amended and Restated Registration Rights Agreement, dated May 8, 2003, by and among the Registrant and certain stockholders named therein
*
Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACORDA THERAPEUTICS, INC.
Date: December 16, 2003	By:	/s/ RON COHEN Name: Ron Cohen Title: Chief Executive Officer and President

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SIGNATURE